Exhibit 15.5

July 8, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of China Sunergy Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2014 and are in agreement with the statements contained in paragraph (2) on page 113 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ GRANT THORNTON

GRANT THORNTON

Shanghai, People’s Republic of China

July 8, 2015